Exhibit 99.1

7315 Wisconsin Avenue, Suite 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Reports Second Quarter 2017 Results
Completed $213.0 Million Sales of Dumont NYC and Parking Garage at Revere Hotel Boston Common;
Executed $93.3 Million of Share Repurchases Year-to-Date

Bethesda, MD, July 27, 2017 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported results for the second quarter ended June 30, 2017. The Company’s results include the following:

	Second Quarter		Six Months Ended June 30,
	2017	2016	2017	2016
	($ in millions except per share and RevPAR data)

Net income (loss)	$43.7	$74.4	$57.8	$91.1

Same-Property RevPAR(1)	$218.19	$223.63	$205.59	$211.07
Same-Property RevPAR growth rate	(2.4%)		(2.6%)

Same-Property EBITDA(1)	$71.6	$74.5	$125.1	$134.1
Same-Property EBITDA growth rate	(4.0%)		(6.8%)
Same-Property EBITDA Margin(1)	35.8%	37.2%	33.1%	34.7%

Adjusted EBITDA(1)	$67.2	$78.9	$116.2	$135.1
Adjusted EBITDA growth rate	(14.9%)		(14.0%)

Adjusted FFO(1)	$52.1	$58.9	$90.9	$99.5
Adjusted FFO per diluted share(1)	$0.75	$0.81	$1.28	$1.37
Adjusted FFO per diluted share growth rate	(7.4%)		(6.6%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Revenue Per Available Room (“RevPAR”), Average Daily Rate (“ADR”), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Inclusion Reference Table later in this press release.

“During the second quarter, our hotels generated better than expected revenues, primarily non-room revenues, and lower than forecasted expenses in order to deliver better than expected Same-Property EBITDA, Adjusted EBITDA, Adjusted FFO and Adjusted FFO per diluted share. We achieved these results with in-line room revenues despite greater than expected disruption from the redevelopment of Hotel Zoe San Francisco,” said Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Overall, our hotels in Seattle, Boston, Washington, D.C. and San Diego experienced solid demand growth during the second quarter, which helped to partly offset the anticipated softness in San Francisco caused by the Moscone Center building closures. Although many leading economic indicators remain positive, business travel demand remained soft in the quarter as companies continue to exercise restraint with discretionary spending such as travel. As a result, we will remain cautious in our outlook for the remainder of 2017 until we are positively impacted by a reacceleration in business investment and spending.”

Second Quarter Highlights

▪
Net Income: The Company’s net income was $43.7 million in the second quarter of 2017, declining $30.8 million as compared to the same period of 2016. The decline in net income was due to $40.3 million from gains on sale in 2016 compared with $14.6 million in the current period of 2017.

▪
Same-Property RevPAR and Same-Property Total Revenue per Available Room: Same-Property RevPAR in the second quarter of 2017 declined 2.4 percent to $218.19 compared with the same period of 2016. Excluding San Francisco, Same-Property RevPAR grew 2.0 percent over the prior year. Same-Property ADR dropped 1.7 percent from the prior year quarter to $251.08, and Same-Property Occupancy decreased 0.8 percent to 86.9 percent. Same-Property Total Revenue per Available Room declined 0.3 percent from the same period of 2016.

▪
Same-Property EBITDA: The Company’s hotels generated $71.6 million of Same-Property EBITDA for the quarter ended June 30, 2017, declining 4.0 percent from the same period of 2016. Same-Property Revenues decreased by 0.2 percent, while Same-Property Expenses grew by 2.1 percent. As a result, Same-Property EBITDA Margin declined 142 basis points to 35.8 percent for the second quarter of 2017, as compared to the same period last year.

▪
Adjusted EBITDA: The Company’s Adjusted EBITDA declined to $67.2 million from $78.9 million in the prior year period, a decrease of $11.8 million, or 14.9 percent. The decline in Adjusted EBITDA was primarily attributable to the property dispositions completed in 2016.

▪
Adjusted FFO: The Company’s Adjusted FFO declined 11.5 percent to $52.1 million from $58.9 million in the prior year period. The Company’s Adjusted FFO per diluted share decreased 7.4 percent to $0.75 compared with the same period of 2016.

▪
Dividends: On June 15, 2017, the Company declared a regular quarterly cash dividend of $0.38 per share on its common shares, a regular quarterly cash dividend of $0.40625 per share on its 6.50% Series C Cumulative Redeemable Preferred Shares and a regular quarterly cash dividend of $0.39844 per share on its 6.375% Series D Cumulative Redeemable Preferred Shares.

“While our portfolio was negatively impacted by the temporary challenges in San Francisco, we remain particularly pleased with the performance of our recently renovated hotels as they continue to achieve RevPAR growth and increased market share,” said Mr. Bortz. “In the second quarter, Same-Property RevPAR for our portfolio declined 2.4 percent, which was squarely in the middle of the range of our negative 3.5 percent to negative 1.5 percent outlook. Excluding San Francisco, Same-Property RevPAR increased 2.0 percent. Same-Property Total Revenue declined just 0.2 percent, as our hotel teams continue to make progress growing non-room revenues such as food and beverage - a trend which we expect will continue throughout at least the remainder of 2017.”

Strategic Disposition Plan

During the quarter, the Company completed the sale of the 252-room Dumont NYC for gross proceeds of $118.0 million, as well as the sale of the 826-space parking garage at Revere Hotel Boston Common for gross proceeds of $95.0 million. To date, with the completion of these sales, the Company’s strategic disposition plan has yielded a total of $676.8 million in gross proceeds from sales, including 9 hotel assets and 2 non-hotel assets, as the Company continues to execute on its original disposition goal of between $500 million and $1 billion in assets.

“We are very pleased with the success that we’ve had in executing our strategic disposition plan, including exiting the difficult New York market,” noted Mr. Bortz. “We will continue to be opportunistic in selectively selling hotels and real estate assets as we take advantage of the attractive private market values of our real estate, which we have been selling at prices that represent a significant premium to our public market valuation.”

Share Repurchase Program Increased to $250 Million

During the second quarter, the Company repurchased 1.1 million shares at an average price of $29.80 per share under its $150.0 million share repurchase program. Year-to-date, the Company has repurchased 3.2 million common shares at an average price of $28.77 per share totaling $93.3 million. On July 27, 2017, the Board of Trustees authorized the repurchase of an additional $100.0 million of common shares. Together with the prior repurchase authorization, the Board has authorized the repurchase of $250.0 million of common shares, of which $156.7 million may still be repurchased. The repurchase programs may be suspended or discontinued at any time, and the Company is not obligated to acquire any particular amount of shares.

Capital Reinvestments

During the second quarter, the Company made $25.5 million of capital improvements throughout its portfolio. In June, the Company completed a $16.0 million comprehensive renovation at Hotel Zoe San Francisco (formerly The Tuscan Inn), which included a renovation of all guest rooms, the guest room corridors, meeting rooms, lobby, public areas, restaurant and entryway. Upon completion, the hotel was fully transformed from an upscale branded product to a boutique, independent, upper-upscale hotel. Additionally, Revere Hotel Boston Common completed a $22.5 million redevelopment and renovation in June, which included a comprehensive reconcepting of the entire hotel.

During the remainder of 2017, the Company will continue and complete its remaining renovation and redevelopment project at LaPlaya Beach Resort & Club. This final major redevelopment project is estimated to cost $8.0 million, and includes a renovation of the lobby, restaurant and bar, and all guest rooms in the resort’s Gulf Tower. Renovation work began right after July 4th and is expected to be completed early in the fourth quarter of 2017.

Year-to-Date Highlights

▪
Net Income: The Company’s net income was $57.8 million for the six months ended June 30, 2017, a decrease of $33.3 million over the same period of 2016. The decline in net income was primarily attributable to the gain on sale of hotel properties sold in 2016.

▪
Same-Property RevPAR and Same-Property Total Revenue per Available Room: Same-Property RevPAR for the six months ended June 30, 2017 decreased 2.6 percent over the same period of 2016 to $205.59. Excluding San Francisco, Same-Property RevPAR grew 0.3 percent. Year-to-date Same-Property ADR fell 0.6 percent from the comparable period of 2016 to $245.39, and year-to-date Same-Property Occupancy declined 2.0 percent to 83.8 percent. Same-Property Total Revenue per Available Room declined 1.6 percent from the same period of 2016.

▪
Same-Property EBITDA: The Company’s hotels generated $125.1 million of Same-Property EBITDA for the six months ended June 30, 2017, down 6.8 percent compared with the same period of 2016. Same-Property Hotel Revenues declined 2.1 percent, while Same-Property Hotel Expenses rose just 0.3 percent. As a result, Same-Property EBITDA Margin for the six months ended June 30, 2017 declined 164 basis points to 33.1 percent as compared to the same period last year.

▪
Adjusted EBITDA: The Company’s Adjusted EBITDA declined 14.0 percent, or $19.0 million, to $116.2 million from $135.1 million in the prior year period. The decline in Adjusted EBITDA was largely attributable to the property dispositions completed in 2016.

▪
Adjusted FFO: The Company’s Adjusted FFO declined 8.7 percent to $90.9 million from $99.5 million in the prior year period. The Company’s Adjusted FFO per diluted share decreased 6.6 percent to $1.28 compared with the same period of 2016.

Capital Markets and Balance Sheet

On June 1, 2017, Pebblebrook paid off the last of its remaining 2017 debt maturities with the repayment of the $25.5 million mortgage secured by Hotel Zelos San Francisco, which was subject to a 5.94 percent interest rate. The Company has no debt maturing before 2020.

As of June 30, 2017, the Company had $889.7 million in debt at an effective weighted-average interest rate of 3.3 percent. The Company had $675.0 million outstanding in the form of unsecured term loans and $43.0 million outstanding on its $450.0 million senior unsecured revolving credit facility. As of June 30, 2017, the Company had $21.0 million of cash, cash equivalents and restricted cash.

On June 30, 2017, as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.5 times and total net debt to trailing 12-month corporate EBITDA was 3.6 times.

2017 Outlook

The Company's outlook for 2017 has been updated to reflect the Company’s second quarter performance, the common shares repurchased year-to-date and adjusted expectations from its prior outlook. In addition, the 2017 outlook, which assumes no additional acquisitions or dispositions, includes the Company’s various planned capital investment projects and includes other significant assumptions, is as follows:

	2017 Outlook as of July 27, 2017		Variance to Prior Outlook as of June 26, 2017
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$82.8	$88.8	$7.4	$4.1

Adjusted EBITDA	$226.5	$232.5	$5.3	$2.3
Adjusted EBITDA growth rate	(17.1%)	(14.9%)	1.9%	0.8%

Adjusted FFO	$171.7	$177.7	$5.8	$2.5
Adjusted FFO per diluted share	$2.45	$2.53	$0.10	$0.05
Adjusted FFO per diluted share growth rate	(11.9%)	(9.0%)	3.6%	1.8%

This 2017 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	1.75%	2.25%	—	—
U.S. Hotel Industry RevPAR growth rate	2.0%	3.0%	2.0%	1.0%
Urban Markets RevPAR growth rate	0.5%	1.5%	1.5%	0.5%

Same-Property RevPAR	$207	$209	$(2)	$(5)
Same-Property RevPAR growth rate	(2.0%)	(1.0)%	(1.0)%	(2.0)%
Same-Property Room Revenue growth rate	(2.2%)	(1.2)%	(1.0)%	(1.9%)

Same-Property EBITDA	$250.0	$256.0	$3.0	—
Same-Property EBITDA growth rate	(7.6%)	(5.4%)	1.1%	—
Same-Property EBITDA Margin	33.1%	33.6%	0.5%	—
Same-Property EBITDA Margin growth rate	(200 bps)	(150 bps)	50 bps	—

Corporate cash general and administrative expenses	$20.1	$20.1	$(0.5)	$(0.5)
Corporate non-cash general and administrative expenses	$7.0	$7.0	$(1.5)	$(1.5)

Total capital investments related to renovations, capital maintenance and return on investment projects	$90.0	$100.0	—	—

Weighted-average fully diluted shares and units	70.1	70.1	(0.4)	(0.4)

“We expect the urban markets to continue to underperform the greater U.S. hotel industry as sluggish growth in business travel and weak international inbound travel combined with greater supply growth negatively impact the urban markets more than the rest of the industry,” commented Mr. Bortz. “Nevertheless, we are increasing the lower end of our Same-Property EBITDA range and increasing the entire range for Adjusted EBITDA, Adjusted FFO and Adjusted FFO per diluted share to reflect the beat in the second quarter. This is due to our success in achieving higher non-room revenues and reduced expenses despite lowering our RevPAR range for the year, which is mostly attributable to the delayed opening of Hotel Zoe San Francisco and our forecast for slightly weaker demand in San Francisco in the third quarter caused by the Moscone Center expansion.”

The Company’s outlook for the third quarter of 2017 is as follows:

	Third Quarter 2017 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Net income	$21.7	$24.7

Same-Property RevPAR	$223	$228
Same-Property RevPAR growth rate	(4.5%)	(2.5%)
Same-Property Room Revenue growth rate	(4.4%)	(2.4%)

Same-Property EBITDA	$70.9	$73.9
Same-Property EBITDA growth rate	(10.0%)	(6.2%)
Same-Property EBITDA Margin	36.1%	36.6%
Same-Property EBITDA Margin growth rate	(250 bps)	(200 bps)

Adjusted EBITDA	$63.6	$66.6
Adjusted EBITDA growth rate	(20.9%)	(17.1%)

Adjusted FFO	$48.7	$51.7
Adjusted FFO per diluted share	$0.70	$0.74
Adjusted FFO per diluted share growth rate	(16.7%)	(11.9%)

Weighted-average fully diluted shares and units	69.6	69.6

The Company’s outlook for 2017 and the third quarter of 2017 assumes no additional acquisitions or dispositions beyond the hotels the Company owned as of June 30, 2017. The Company’s outlook also incorporates all of the expected disruption associated with the various renovations and repositionings at our properties, including LaPlaya Beach Resort & Club, which has already commenced renovation in 2017.

The Company’s estimates and assumptions, including the Company’s outlook for 2017 and the third quarter of 2017, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property Room Revenue growth rate, Same-Property EBITDA, Same-Property EBITDA growth rate, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate, include the hotels owned as of June 30, 2017, as if they had been owned by the Company for all of 2016 and 2017, except for Hotel Zeppelin San Francisco, which is not included in the first quarter.

If any of the foregoing estimates and assumptions prove to be inaccurate, actual results, including the outlook, may vary, and could vary significantly, from the amounts shown above.

Second Quarter 2017 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, July 28, 2017 at 9:00 AM ET. To participate in the conference call, please dial (877) 705-6003 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 28 hotels, with a total of 6,970 guest rooms. The Company owns hotels located in 9 states and the District of Columbia, including: Los Angeles, California (Beverly Hills, Santa Monica and West Hollywood); San Diego, California; San Francisco, California; Washington, DC; Coral Gables, Florida; Naples, Florida; Buckhead, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Nashville, Tennessee; Columbia River Gorge, Washington; and Seattle, Washington. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts of U.S. GDP growth, U.S. hotel industry RevPAR growth, the Company’s net income, FFO, EBITDA, Adjusted FFO, Adjusted EBITDA, RevPAR, EBITDA Margin, EBITDA Margin growth and their Same-Property equivalents, and the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 27, 2017. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except for per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$2,478,043	$2,672,654
Ground lease asset, net	29,332	29,627
Cash and cash equivalents	14,337	33,410
Restricted cash	6,705	7,419
Hotel receivables (net of allowance for doubtful accounts of $540 and $494, respectively)	34,821	27,687
Prepaid expenses and other assets	40,461	38,462
Total assets	$2,603,699	$2,809,259

LIABILITIES AND EQUITY

Liabilities:
Senior unsecured revolving credit facilities	$43,000	$82,000
Term loans, net of unamortized deferred financing costs	672,174	671,793
Senior unsecured notes, net of unamortized deferred financing costs	99,495	99,460
Mortgage debt, net of unamortized loan premiums and deferred financing costs	71,584	142,998
Accounts payable and accrued expenses	149,809	149,283
Advance deposits	19,750	19,110
Accrued interest	1,928	2,284
Distribution payable	31,508	33,215
Total liabilities	1,089,248	1,200,143
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $250,000 at June 30, 2017 and at December 31, 2016), 100,000,000 shares authorized; 10,000,000 shares issued and outstanding at June 30, 2017 and December 31, 2016	100	100
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 68,816,375 issued and outstanding at June 30, 2017 and 71,922,904 issued and outstanding at December 31, 2016	688	719
Additional paid-in capital	1,683,647	1,776,404
Accumulated other comprehensive income (loss)	(1,501)	(2,312)
Distributions in excess of retained earnings	(172,590)	(169,227)
Total shareholders’ equity	1,510,344	1,605,684
Non-controlling interests	4,107	3,432
Total equity	1,514,451	1,609,116
Total liabilities and equity	$2,603,699	$2,809,259

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Revenues:
Room	$142,522	$148,450	$268,092	$279,854
Food and beverage	48,387	49,673	92,019	100,369
Other operating	14,808	14,149	27,784	28,294
Total revenues	$205,717	$212,272	$387,895	$408,517

Expenses:
Hotel operating expenses:
Room	$34,640	$34,094	$67,623	$66,319
Food and beverage	32,202	32,532	61,490	66,569
Other direct and indirect	54,281	55,679	106,449	111,327
Total hotel operating expenses	121,123	122,305	235,562	244,215
Depreciation and amortization	25,950	25,859	52,246	50,920
Real estate taxes, personal property taxes, property insurance, and ground rent	12,038	12,428	25,750	24,893
General and administrative	6,427	6,355	12,578	13,157
Impairment loss	—	—	1,049	—
Total operating expenses	165,538	166,947	327,185	333,185
Operating income (loss)	40,179	45,325	60,710	75,332
Interest income	96	620	96	1,245
Interest expense	(9,705)	(11,432)	(19,046)	(22,233)
Other	(64)	(101)	—	(1,872)
Gain on sale of hotel properties	14,587	40,326	14,587	40,326
Equity in earnings (loss) of joint venture	—	1,682	—	(3,233)
Income (loss) before income taxes	45,093	76,420	56,347	89,565
Income tax (expense) benefit	(1,423)	(1,982)	1,412	1,510
Net income (loss)	43,670	74,438	57,759	91,075
Net income (loss) attributable to non-controlling interests	158	248	213	306
Net income (loss) attributable to the Company	43,512	74,190	57,546	90,769
Distributions to preferred shareholders	(4,024)	(4,241)	(8,047)	(10,085)
Issuance costs of redeemed preferred shares	—	—	—	(4,169)
Net income (loss) attributable to common shareholders	$39,488	$69,949	$49,499	$76,515

Net income (loss) per share available to common shareholders, basic	$0.57	$0.97	$0.70	$1.06
Net income (loss) per share available to common shareholders, diluted	$0.57	$0.96	$0.70	$1.05
Weighted-average number of common shares, basic	69,168,788	71,922,904	70,383,149	71,879,859
Weighted-average number of common shares, diluted	69,468,354	72,319,784	70,706,802	72,373,376

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net income (loss)	$43,670	$74,438	$57,759	$91,075
Adjustments:
Depreciation and amortization	25,892	25,800	52,129	50,802
Depreciation and amortization from joint venture	—	2,224	—	4,467
Gain on sale of hotel properties	(14,587)	(40,326)	(14,587)	(40,326)
Impairment loss	—	—	1,049	—
FFO	$54,975	$62,136	$96,350	$106,018
Distribution to preferred shareholders	(4,024)	(4,241)	(8,047)	(10,085)
Issuance costs of redeemed preferred shares	—	—	—	(4,169)
FFO available to common share and unit holders	$50,951	$57,895	$88,303	$91,764
Hotel acquisition and disposition costs	(18)	11	57	17
Non-cash ground rent	733	690	1,467	1,277
Management/franchise contract transition costs	—	13	85	79
Interest expense adjustment for acquired liabilities	15	(200)	195	(446)
Capital lease adjustment	138	132	274	262
Non-cash amortization of acquired intangibles	240	242	482	486
Issuance costs of redeemed preferred shares	—	—	—	4,169
Other	64	101	—	1,872
Adjusted FFO available to common share and unit holders	$52,123	$58,884	$90,863	$99,480

FFO per common share - basic	$0.73	$0.80	$1.25	$1.27
FFO per common share - diluted	$0.73	$0.80	$1.24	$1.26
Adjusted FFO per common share - basic	$0.75	$0.82	$1.29	$1.38
Adjusted FFO per common share - diluted	$0.75	$0.81	$1.28	$1.37

Weighted-average number of basic common shares and units	69,405,139	72,159,255	70,619,500	72,116,210
Weighted-average number of fully diluted common shares and units	69,704,705	72,556,135	70,943,153	72,609,727

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Issuance costs of redeemed preferred shares: The Company excludes issuance costs of redeemed preferred shares during the period because it believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Net income (loss)	$43,670	$74,438	$57,759	$91,075
Adjustments:
Interest expense	9,705	11,432	19,046	22,233
Interest expense from joint venture	—	2,280	—	4,558
Income tax expense (benefit)	1,423	1,982	(1,412)	(1,510)
Depreciation and amortization	25,950	25,859	52,246	50,920
Depreciation and amortization from joint venture	—	2,224	—	4,467
EBITDA	$80,748	$118,215	$127,639	$171,743
Hotel acquisition and disposition costs	(18)	11	57	17
Non-cash ground rent	733	690	1,467	1,277
Management/franchise contract transition costs	—	13	85	79
Non-cash amortization of acquired intangibles	240	242	482	486
Gain on sale of hotel properties	(14,587)	(40,326)	(14,587)	(40,326)
Impairment loss	—	—	1,049	—
Other	64	101	—	1,872
Adjusted EBITDA	$67,180	$78,946	$116,192	$135,148

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA:

- Hotel acquisition and disposition costs: The Company excludes acquisition and disposition transaction costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Gain on sale of hotel properties: The Company excludes Gain on sale of hotel properties because it believes that including this adjustment in EBITDA does not reflect The underlying financial performance of The Company and its hotels.
- Impairment loss: The Company excludes impairment loss because it believes that including this adjustment in EBITDA does not reflect the underlying financial performance of the Company and its hotels.
- Other: The Company excludes the ineffective portion of the change in fair value of the hedging instruments during the period because it believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending		Year ending
	September 30, 2017		December 31, 2017
	Low	High	Low	High

Net income (loss)	$22	$25	$83	$89
Adjustments:
Depreciation and amortization	30	30	114	114
Gain on sale of hotel properties	—	—	(15)	(15)
FFO	$52	$55	$182	$188
Distribution to preferred shareholders	(4)	(4)	(16)	(16)
Issuance costs of redeemed preferred shares	—	—	—	—
FFO available to common share and unit holders	$48	$51	$166	$172
Non-cash ground rent	1	1	3	3
Other	0	0	3	3
Adjusted FFO available to common share and unit holders	$49	$52	$172	$178

FFO per common share - diluted	$0.69	$0.73	$2.37	$2.46
Adjusted FFO per common share - diluted	$0.70	$0.74	$2.45	$2.53

Weighted-average number of fully diluted common shares and units	69.6	69.6	70.1	70.1

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs, interest expense adjustment for acquired liabilities, capital lease adjustment and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the NAREIT White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Outlook of Net Income (Loss) to EBITDA and Adjusted EBITDA
($ in millions)
(Unaudited)

	Three months ending		Year ending
	September 30, 2017		December 31, 2017
	Low	High	Low	High

Net income (loss)	$22	$25	$83	$89
Adjustments:
Interest expense and income tax expense	11	11	39	39
Depreciation and amortization	30	30	114	114
EBITDA	$63	$66	$236	$242
Non-cash ground rent	1	1	3	3
Other	0	0	(12)	(12)
Adjusted EBITDA	$64	$67	$227	$233

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission ("SEC") rules.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

The Company also evaluates its performance by reviewing Adjusted EBITDA because it believes that adjusting EBITDA to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDA for the following items, which may occur in any period, and refers to this measure as Adjusted EBITDA:

- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Other: The Company excludes Other expenses, which include hotel acquisition and disposition costs, management/franchise contract transition costs and non-cash amortization of acquired intangibles, in addition to the ineffective portion of the change in fair value of the hedging instruments during the period, because the Company believes that including these non-cash adjustments in EBITDA does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDA, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Same-Property Occupancy	86.9%	87.6%	83.8%	85.5%
Increase/(Decrease)	(0.8%)		(2.0%)
Same-Property ADR	$251.08	$255.37	$245.39	$246.86
Increase/(Decrease)	(1.7)%		(0.6)%
Same-Property RevPAR	$218.19	$223.63	$205.59	$211.07
Increase/(Decrease)	(2.4%)		(2.6%)

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2017. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2017, excludes Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation and excludes Dumont NYC for Q2 in both 2017 and 2016 because the Company sold this property during the second quarter of 2017.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2017	2017
RevPAR Variance:
Seattle	8.1%	8.3%
Boston	7.2%	(0.8)%
San Diego	3.3%	5.2%
Los Angeles	0.3%	(5.0%)
Portland	0.0%	0.1%
Other	(4.0%)	(0.2%)
San Francisco	(15.0%)	(11.1%)

East Coast	2.9%	0.8%
West Coast	(4.7%)	(4.4%)

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2017. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2017, excludes Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation and excludes Dumont NYC for Q2 in both 2017 and 2016 because the Company sold this property during the second quarter of 2017.

"Other" includes Atlanta (Buckhead), GA, Coral Gables, FL, Minneapolis, MN, Naples, FL, Nashville, TN, Philadelphia, PA and Washington DC.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Same-Property Revenues:
Room	$138,389	$141,743	$260,149	$268,634
Food and beverage	48,372	46,572	91,903	92,585
Other	13,341	12,157	26,302	25,414
Total hotel revenues	200,102	200,472	378,354	386,633

Same-Property Expenses:
Room	$33,213	$32,688	$65,141	$64,641
Food and beverage	32,183	30,449	61,465	61,129
Other direct	3,239	3,279	6,218	6,467
General and administrative	14,781	14,646	29,274	29,782
Information and telecommunication systems	2,742	2,462	5,564	5,174
Sales and marketing	15,383	15,035	30,253	29,947
Management fees	5,975	5,849	11,226	11,270
Property operations and maintenance	5,517	5,522	11,116	11,170
Energy and utilities	3,992	3,993	8,049	8,327
Property taxes	6,623	7,351	15,304	15,473
Other fixed expenses	4,904	4,666	9,681	9,128
Total hotel expenses	128,552	125,940	253,291	252,508

Same-Property EBITDA	$71,550	$74,532	$125,063	$134,125

Same-Property EBITDA Margin	35.8%	37.2%	33.1%	34.7%

Notes:

This schedule of hotel results for the three months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2017. This schedule of hotel results for the six months ended June 30 includes information from all of the hotels the Company owned as of June 30, 2017, excludes Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation and excludes both Dumont NYC and the Parking Garage at Revere Hotel Boston Common for Q2 in both 2017 and 2016 because the Company sold these properties during the second quarter of 2017.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

Sir Francis Drake	X	X	X	X
InterContinental Buckhead Atlanta	X	X	X	X
Hotel Monaco Washington DC	X	X	X	X
The Grand Hotel Minneapolis	X	X	X	X
Skamania Lodge	X	X	X	X
Le Méridien Delfina Santa Monica	X	X	X	X
Sofitel Philadelphia	X	X	X	X
Argonaut Hotel	X	X	X	X
The Westin San Diego Gaslamp Quarter	X	X	X	X
Hotel Monaco Seattle	X	X	X	X
Mondrian Los Angeles	X	X	X	X
W Boston	X	X	X	X
Hotel Zetta San Francisco	X	X	X	X
Hotel Vintage Seattle	X	X	X	X
Hotel Vintage Portland	X	X	X	X
W Los Angeles - West Beverly Hills	X	X	X	X
Hotel Zelos San Francisco	X	X	X	X
Embassy Suites San Diego Bay - Downtown	X	X	X	X
Hotel Modera	X	X	X	X
Hotel Zephyr Fisherman's Wharf	X	X	X	X
Hotel Zeppelin San Francisco		X	X	X
The Nines, a Luxury Collection Hotel, Portland	X	X	X	X
Hotel Colonnade Coral Gables, a Tribute Portfolio Hotel	X	X	X	X
Hotel Palomar Los Angeles Beverly Hills	X	X	X	X
Union Station Hotel Nashville, Autograph Collection	X	X	X	X
Revere Hotel Boston Common	X	X	X	X
Parking Garage at Revere Hotel Boston Common	X
LaPlaya Beach Resort & Club	X	X	X	X
Hotel Zoe San Francisco	X	X	X	X
Dumont NYC	X

Notes:

A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company’s second quarter Same-Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin include all of the hotels the Company owned as of June 30, 2017. Operating statistics and financial results may include periods prior to the Company’s ownership of the hotels.

The Company's estimates and assumptions for Same Property RevPAR, RevPAR Growth, ADR, Occupancy, Revenues, Expenses, EBITDA and EBITDA Margin for the Company's 2017 outlook include all of the hotels the Company owned as of June 30, 2017, except for Hotel Zeppelin San Francisco for Q1 in both 2017 and 2016 because it was closed during the first quarter of 2016 for renovation. The operating statistics and financial results in this press release may include periods prior to the Company's ownership of the hotels.

Pebblebrook Hotel Trust
Historical Operating Data
(Unaudited)

Historical Operating Data:

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016	Full Year 2016

Occupancy	83%	88%	89%	81%	85%
ADR	$240	$255	$264	$235	$249
RevPAR	$199	$224	$234	$190	$212

Hotel Revenues	$181.5	$200.5	$204.2	$180.7	$766.9
Hotel EBITDA	$58.4	$74.5	$78.8	$57.8	$269.5
Hotel EBITDA Margin	32.2%	37.2%	38.6%	32.0%	35.1%

	First Quarter 2017	Second Quarter 2017

Occupancy	81%	87%
ADR	$243	$251
RevPAR	$196	$218

Hotel Revenues	$177.6	$200.1
Hotel EBITDA	$54.5	$71.6
Hotel EBITDA Margin	30.7%	35.8%

Notes:

These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2017. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.